UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2009

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective as of June 19, 2009, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Waiver, Amendment and Exchange Agreement (the “Waiver Agreement”) with Enable Growth Partners LP; Enable Opportunity Partners LP; and Pierce Diversified Strategy Master Fund LLC, ena (collectively, the “Holders”), who collectively hold all of the Company’s issued and outstanding shares of Series A 7% Convertible Preferred Stock (the “Preferred Stock”).

Under the Waiver Agreement, each of the Holders agreed to waive the anti-dilution provision set forth in Section 7(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Preferred Stock with respect to the Company’s sale of up to $5,000,000 of Common Stock in a registered direct offering pursuant to the Company’s Registration Statement No. 333-158996, provided that such issuance occurs on or before October 17, 2009.  Section 7(b) of the Certificate of Designation provides, in pertinent part, that:

If, at any time while this Preferred Stock is outstanding, the Corporation or any Subsidiary sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “ Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance.

Under Section 1(b) of the Waiver Agreement, the definition of “Exempt Issuance” was expanded to include “up to $5,000,000 of Common Stock in a registered direct offering off of the Company’s registration statement number 333-158996, provided such issuance occurs on or before October 17, 2009.”

In consideration of the Holders’ agreement partially to waive their anti-dilution right with respect to the Preferred Stock as outlined above, the Company agreed to amend each of the Holders’ Common Stock Purchase Warrants (the “Warrants”) to make them exercisable on a cashless basis, and to allow an immediate cashless exercise of all of the Warrants.

The number of Warrants held by each Holder, and the number of shares of the Company’s common stock to be received upon the cashless exercise of such Warrants, are as follows:

No. of

No. of

Holder

Warrants Exercised

Shares Received

 Enable Growth Partners LP

1,036,585

         1,036,585

 Enable Opportunity Partners LP

   121,951

121,951

 Pierce Diversified Strategy Master, Ena

     60,976

  60,976

Total

1,219,512

         1,219,512

The Waiver Agreement further provides that the issuance of the Company’s common stock pursuant to these cashless exercises shall be deemed to be an “Exempt Issuance” for purposes of the anti-dilution provisions of the Preferred Stock.  These shares are to be issued pursuant to the Company’s Registration Statement on Form SB-2, Securities and Exchange Commission File No. 333-144886.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Waiver, Amendment and Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:   6/19/2009

By /s/ Christopher J. Spencer

Christopher J. Spencer, President